Exhibit 3.79

CERTIFICATE OF INCORPORATION

OF

RACCOON ACQUISITION CORP.

FIRST:  The name of the Corporation is Raccoon Acquisition Corp. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Coda (the “GCL”).

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of $.01.

FIFTH:  The name and mailing address of the Sole Incorporator is as follows:

Deborah M. Reusch
P.O. Box 636
Wilmington, DE 19899

SIXTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)                                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)                                  The directors shall have concurrent power with the stockholders to make, alter, amend change, add to or repeal by the By-laws of the Corporation.

(3)                                  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)                                  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)                                  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors arc hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH:  Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of August, 2002.

/s/ Deborah M. Rausch
Name: Deborah M. Rausch
Date: Sole Incorporator

3

Certificate of Amendment

of

Certificate of Incorporation

Raccoon Acquisition Corp., a corporation organized and existing under sad by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”) DOES HEREBY CERTIFY:

NINTH That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to “Cendant Travel Distribution Services Group, Inc:”

TENTH That in lieu of a meeting and vote of the stockholder, the sole stockholder has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by adopting the following resolution:

RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST: The name of the Corporation is Cendant Travel Distribution Services Group, Inc.”

FURTHER RESOLVED, that the foregoing name change shall be effective upon the filing of this certificate.

ELEVENTH That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Lynn A, Feldman, its Vice President and Assistant Secretary, this 10th day of July, 2003.

/s/ Lynn A. Feldman
Name: Lynn A. Feldman
Title: Vice President and Assistant Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATION OF INCORPORATION
OF
CENDANT TRAVEL DISTRIBUTION SERVICES GROUP, INC.

Cendant Travel Distribution Services Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”) DOES HEREBY CERTIFY:

TWELFTH That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to “Travelport Inc.”

THIRTEENTH That in lieu of a meeting and vote of the stockholder, the sole stockholder has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by adopting the following resolutions:

RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST: The name of the Corporation is Travelport Inc.”

FURTHER RESOLVED, that the foregoing name change shall be effective upon the filing of this certificate.”

FOURTEENTH That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation. Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Lynn A. Feldman; its Vice President and Assistant Secretary, this 18th day of April, 2006.

/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Vice President and Assistant Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
TRAVELPORT INC.

Travelport Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”) DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to “Travelport Americas, Inc.”

SECOND:  That in lieu of a meeting and vote of the stockholder, the stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by adopting the following resolutions:

“RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST:  The name of the Corporation is Travelport Americas, Inc.”

and it is further

RESOLVED, that the foregoing name change shall be effective upon the filing of this certificate.”

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Rochelle 3. Boas, its Vice President and Assistant Secretary, this 27th  day of September, 2006.

/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Vice President and Assistant Secretary